UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 4, 2017

MEDITE CANCER DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-00935	36-4296006
(Commission File Number)	(IRS Employer Identification No.)

4203 SW 34th St.
Orlando, FL	32811
(Address of Principal Executive Offices)	(Zip Code)

(407) 996-9630
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 4, 2017, the Board of Directors (the “Board”) of MEDITE Cancer Diagnostics, Inc. (the “Company”) accepted the resignation of Michaela Ott as Chief Operating Officer of the Company, effective immediately. Further, the Board accepted Ms. Ott’s resignation from her position as Managing Director of the Company’s wholly-owned subsidiary, Medite GmbH, as well as managing director of CytoGlobe GmbH, Burgdorf, a wholly owned subsidiary of Medite GmbH, effective immediately. Ms. Ott shall further resign from her position as Managing Director of Medite GmbH, Austria, also a wholly-owned subsidiary of Medite GmbH, effective no later than September 30, 2017. Ms. Ott will remain a Director of the Company. Ms. Ott’s resignations do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company or any of its subsidiaries. Ms. Ott shall take all her remaining holiday leave with no further obligation to render services to the Company or its subsidiaries and shall receive her monthly remuneration of EUR 10,000 through September 30, 2017. The Company agrees to pay to Ms. Ott outstanding accrued compensation due to her in the amount of EUR 75,098.16, to be paid in eighteen (18) monthly installments of EUR 4,172.12 commencing October 31, 2017, and at the end of each subsequent month thereafter until paid in full. Further, the Company agrees that upon achieving annual revenue of EUR 15,000,000 by no later than December 31, 2020, the Company shall make a one- time payment to Ms. Ott of EUR 30,000. The payment will be due one month after the adoption of the annual financial statement for the year in which the revenue threshold is exceeded. The Company shall repay to Ms. Ott a loan provided by her to the Company with a current loan value of EUR 91,136.40. Repayment of the loan shall be made in twenty four (24) equal monthly installments of EUR 3,797.35, commencing on October 31, 2017, and on the last day of each month thereafter until the loan is repaid in full. Ms. Ott agrees to maintain her personal guarantee to various financial institutions with respect to certain financial obligations of the Company until September 30, 2017. The Company shall undertake to provide sufficient security to these financial institutions commencing October 1, 2017, whereby the Company shall secure the release of Ms. Ott’s personal guarantee. The Company shall further transfer to Ms. Ott the direct life insurance policy currently maintained by the Company for the benefit of Ms. Ott.

Further, on May 4, 2017, the Board also accepted the resignation of Michael Ott as Chairman of the Board, effective immediately. Mr. Ott shall remain on the Board of Directors of the Company. Mr. Ott further resigned as Managing Director of the Company’s wholly-owned German subsidiary, Medite GmbH, as well as from his position as Managing Director of CytoGlobe GmbH, Burgdorf, a wholly-owned subsidiary of Medite GmbH, effective immediately. Mr. Ott shall resign from his position as Managing Director of Medite sp. z. o.o., Poland, also a wholly-owned subsidiary of Medite GmbH, effective no later than September 30, 2017. Mr. Ott’s resignations do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company or its subsidiaries. Mr. Ott shall take all his remaining holiday leave and shall receive his monthly remuneration of EUR 10,000 through September 30, 2017. The Company agrees to pay to Mr. Ott outstanding accrued compensation due to him in the amount of EUR 52,473.24, to be paid in eighteen (18) monthly installments of EUR 2,915.18 commencing October 31, 2017, and at the end of each subsequent month thereafter until paid in full. Further, the Company agrees that upon achieving annual revenue of EUR 15,000,000 by no later than December 31, 2020, the Company shall make a one- time payment to Mr. Ott of EUR 30,000. The payment will be due one month after the adoption of the annual financial statement for the year in which the revenue threshold is exceeded. Mr. Ott agrees to maintain his personal guarantee to various financial institutions with respect to certain financial obligations of the Company until September 30, 2017. The Company shall undertake to provide sufficient security to these financial institutions commencing October 1, 2017 whereby the Company shall secure the release of Mr. Ott’s personal guarantee. The Company shall further transfer to Mr. Ott the direct life insurance policy currently maintained by the Company for the benefit of Mr. Ott.

On May 4, 2017, the Board unanimously elected David E. Patterson, the Company’s Chief Executive Officer and Director, to the position of Chairman of the Board of Directors of the Company, to serve until his resignation or removal.

On May 4, 2017, the Board thereafter, by unanimous consent, appointed Stephen Von Rump to the position of Chief Commercialization and Strategy Officer of the Company to serve until such time as his removal or resignation. Mr. Von Rump was further appointed to the positions of Managing Director of Medite GmbH and Cytoglobe GmbH until such time as his resignation or termination. Mr. Von Rump shall receive an annual base salary of $120,000. He shall also be granted 200,000 shares of restricted common stock of the Company (the “Stock”). The Stock will vest in three (3) equal installments on the first three (3) annual anniversary dates of Mr. Von Rump’s appointment, so long as he remains employed by the Company through each such vesting date. Mr. Von Rump shall also be entitled to annual performance bonuses of not less than $60,000 which shall be prorated for the year 2017, benefits and vacation in accordance with the Company’s current policy.

Stephen Von Rump. Age 59, Chief Commercialization and Strategy Officer/Managing Director of Medite GmbH

Stephen Von Rump is Chief Commercialization and Strategy Officer for MEDITE Cancer Diagnostics in the U.S., and Managing Director of the Company’s wholly-owned subsidiaries, Medite GmbH and Cytoglobe GmbH, located in Germany. He has a broad operational background including experience in R&D for software, electronic and mechanical development, manufacturing, technical service, project and quality management, intellectual property, regulatory activities, sales and marketing, and finance. Mr. Von Rump has 8 years of experience in medical device technology and telehealth platforms, specifically focused on the remote care of elderly and others living with chronic conditions. He has extensive international experience, leading and working with companies in Europe, Asia and North America.

Mr. Von Rump has founded/cofounded several companies including Giraff Technologies in Sweden, which developed the world’s first comprehensive remote care platform to include fully mobile telepresence; and BeHere Corporation in the U.S., a 360o videoconferencing and collaboration platform. He was formally the CEO of VTEL, then the second largest videoconferencing provider in the world including a global telemedicine practice.

Mr. Von Rump is a designated “expert” with the European Commission in the health technology sector, evaluating R&D funding proposals for the Horizon 2020 Programme. He is a veteran of four multi-national grant projects in the EU, and through these projects has twice won the AAL Forum’s annual Innovation Award. He holds an M.S. Electrical Engineering degree from Washington University in the U.S.

Mr. Von Rump has served as an officer and/or director of the following companies required to file reports with the Securities and Exchange Commission:

MCI Corporation – Vice President (1995-1998)
Digital Link – Director (1998-1999)
VTel Corporation –CEO and Director (1999-2001)

On May 4, 2017, the Board thereafter, by unanimous consent, appointed Jeff Rencher to the position of Chief Marketing and Business Development Officer of the Company to serve until such time as his removal or resignation. Mr. Rencher shall receive an annual base salary of $120,000. He shall also be granted 150,000 shares of restricted common stock of the Company (the “Stock”). The Stock will vest in three (3) equal installments on the first three (3) annual anniversary dates of Mr. Rencher’s appointment, so long as he remains employed by the Company through each such vesting date. Mr. Rencher shall also be entitled to annual performance bonuses of not less than $60,000 which shall be prorated for the year 2017, benefits and vacation in accordance with the Company’s current policy.

Jeff Rencher, Age 49, Chief Marketing and Business Development Officer

Mr. Jeff Rencher has worked in the medical device industry for twenty four years.  He began as a surgical device representative in 1993 and in 2000, joined Gyrus Medical-ACMI (GYG, LSE) , currently Olympus Surgical, as a direct representative and subsequently promoted to Regional Director.  In 2004 he was recruited by the Board of Directors of Inlet Medical/Carter Thomason, in Minneapolis, MN as Vice President of Sales.  Following the acquisition of Inlet Medical by Cooper Surgical, Mr. Rencher was tasked to head the sales and marketing efforts of Opticon Medical which was acquired in 2010.  He joined Bovie Medical Corp. (BVX, AMEX) in 2010 as Vice President of Sales and Marketing for Surgical Products.  Throughout his career he has been tasked to build national and international sales forces, create marketing material, coordinate medical studies with leading physicians, and generate new sales through the sales channels he has developed over his multiple years in the industry.  He has extensive national and international relationships with physicians, hospital administration, and medical industry associates.  Mr. Rencher is 49 years old and holds a BS in Biology from Tulane University, an Emergency Medical Technician Certificate, has completed a course in Medical Industry Management at St. Thomas University and is named on four U.S. issued patents related to medical devices. Except as set forth above, Mr. Rencher has not served as an officer and/or director of any company required to file reports with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement for Stephen Von Rump
10.2	Executive Employment Agreement of Jeff Rencher
99.1	Resignation Letter of Michaela Ott dated May 4, 2017
99.2	Resignation Letter of Michael Ott dated May 4, 2017
99.3	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDITE CANCER DIAGNOSTICS, INC.

Date: May 10, 2017	By:	/s/ David E. Patterson
David E. Patterson
Chief Executive Officer